Exhibit 5

July 2, 2008

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, MA  01852

RE:                              Amended and Restated Dividend Reinvestment Plan

Ladies and Gentlemen:

This opinion is furnished in connection with the filing with the United States Securities and Exchange Commission (the “Commission”) by Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Act”), 250,000 shares (the “Registered Shares”) of common stock, $0.01 par value per share (the “Common Stock”), to be issued by the Company under its Amended and Restated Dividend Reinvestment Plan (the “Plan”).

We assume that the number of Registered Shares and the sale and issuance of the Registered Shares under the Plan has been authorized by proper action of the Company’s Board of Directors and that the sale and issuance of the Registered Shares will be undertaken in accordance with the terms and conditions of the Plan, the Company’s Articles of Organization, as amended (the “Articles”), and applicable Massachusetts law.  We further assume that prior to the issuance of any Registered Shares, there will exist, under the Articles, the requisite number of authorized shares of Common Stock for such issuance, which are unissued or held as treasury shares and are not otherwise reserved for issuance.

As special counsel to the Company, we have participated in the preparation of the Registration Statement and have examined such other certificates and documents as we deemed necessary or appropriate for the purposes of this opinion.

This opinion is limited to the laws of the Commonwealth of Massachusetts and we express no opinion with respect to the law of any other jurisdiction.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, we are of the opinion that, upon the Company’s issuance of Registered Shares in accordance with the terms and conditions of the Plan, such Registered Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all amendments thereto and to the reference to our firm in the prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion may not be used or referred to for any other purpose or in any other context or otherwise relied upon by any other person, firm or other entity for any purpose without our prior written consent.

Very truly yours,

CHU, RING & HAZEL LLP

/s/ Chu, Ring & Hazel LLP